PRICING SUPPLEMENT

	Marshall & Ilsley Corporation				Filed under Rule 424 (b)(2), Registration Statement No. 333-33814 Pricing Supplement No. 73 - dated 12/22/03
	$500,000,000				(To Prospectus dated April 12, 2000, and Prospectus
	Marshall & Ilsley Corporation MiNotessm Due Nine Months or More from Date of Issue				Supplement dated October 21, 2003)
CUSIP	Aggregate	Price to	Purchasing	Proceeds	Interest Rate	Interest Payment	Maturity	Survivor's
Number	Principal Amount	Public(1)	Agent's Discount(1)	Before Expenses(1)	Per Annum	Frequency	Date	Option
(begin date)

57183MDC1	$1,306,000	100%	2.00%	98.00%	5.625%	Semi-Annual	12/15/22	YES
(6/15/04)
Senior Notes

Redemption Information: Redeemable at the option of Marshall & Ilsley Corporation on 12/15/05 and each interest payment date thereafter, at a price equal to 100%

Senior Notes

Redemption Information:

Senior Notes

Redemption Information:
Merrill Lynch & Co.
Marshall & Ilsley Corporation		Trade Date:12/22/03					Purchasing Agent
770 North Water Street		Issue Date:12/26/03					Acting as Principal
Milwaukee, WI 53202		Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.
"MiNotes" is a service mark of Marshall & Ilsley Corporation.

MW759506_1.DOC